Exhibit 99.1

GIN & LUCK INC.

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Action By Unanimous Written Consent

of the Board of Directors

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In accordance with Sections 108(c) and 141(f) of the Delaware General Corporation Law and the Bylaws of Gin & Luck Inc., a Delaware corporation (the “Company”), the undersigned, constituting all of the members of the Company’s Board of Directors (the “Board”), hereby adopt the following resolutions effective as of the last date of execution set forth below:

1.     Authorization of Certificate of Amendment

WHEREAS, in connection with the Offering (as defined below) the Board deems it advisable, and in the best interests of the Company, to approve and adopt the Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation, as corrected by the Certificate of Correction, in the form attached hereto as Exhibit A (the “Certificate of Amendment”).

NOW THEREFORE, BE IT RESOLVED: That the Certificate of Amendment is hereby approved, adopted and confirmed.

RESOLVED FURTHER: That the proper officers of the Company are, and each hereby is, authorized and directed to: (i) seek stockholder approval of the Certificate of Amendment, and (ii) when the requisite stockholder approval has been obtained, execute, verify and file with the Delaware Secretary of State such Certificate of Amendment.

2.     Authorization of Sale and Issuance of the Series C-1 Preferred Stock

WHEREAS, the Board deems it advisable, and in the best interests of the Company, to issue and sale shares of Series C-1 Preferred Stock (such issuance and sale, the “Offering”) pursuant to an offering statement to be filed with the Securities and Exchange Commission (the “SEC”) on Form 1-A (including any exhibits thereto, the “Form 1-A”) and in reliance on Regulation A of the Securities Act of 1933, as amended;

WHEREAS, in connection with the Offering, the Company has entered into or will enter an agreement with each of (i) DealMaker Securities LLC, as placement agent, (ii) Enterprise Bank and Trust, as escrow agent, and (iii) DealMaker Transfer Agent, LLC (the “Transfer Agent”), as transfer agent and registrar (collectively, the “Ancillary Agreements”); and

WHEREAS, the Board deems it advisable to enter into a Series C-1 Preferred Stock Subscription Agreement (the “Subscription Agreement”), in the form attached hereto as Exhibit B, with the investors set forth on the signature pages thereto (collectively, the “Investors”) for the purchase of the Series C-1 Preferred Stock on the terms set forth therein.

NOW THEREFORE, BE IT RESOLVED: That the Offering and the form, terms and provisions of the Form 1-A in the form presented to each director be, and hereby are, approved in all respects.

RESOLVED FURTHER: That the form, terms and provisions of the Ancillary Agreements are hereby approved, adopted and confirmed.

RESOLVED FURTHER: That the form, terms, including the price per share set forth therein, and provisions of the Subscription Agreement are hereby approved, adopted and confirmed.

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RESOLVED FURTHER: That the shares of Series C-1 Preferred Stock are hereby set aside and reserved for issuance pursuant to the Subscription Agreement, and the issuance of the shares of Series C-1 Preferred Stock to the Investors is hereby approved.

RESOLVED FURTHER: That the shares of Series C-1 Preferred Stock issued and sold pursuant to the Subscription Agreement shall be duly and validly issued, fully paid and nonassessable when issued in accordance with the terms of the Subscription Agreement and that any Class A Common Stock issued upon conversion of the shares issued and sold pursuant to the Subscription Agreement shall also be duly and validly issued, fully paid and nonassessable.

RESOLVED FURTHER: That the officers of the Company are authorized and directed to execute and deliver all documents and take whatever actions are deemed necessary or advisable to comply with all applicable state and federal securities laws.

RESOLVED FURTHER: That the appropriate officers of the Company be, and each of them hereby is, authorized and directed, for and in the name and on behalf of the Company, to execute and file the Form 1-A with the SEC, and to execute and deliver to the appropriate parties, the Ancillary Agreements and the Subscription Agreement, substantially in the forms submitted to and reviewed by the Board, with such changes therein or additions thereto as the officer executing the same shall approve with the advice of legal counsel, the execution and delivery of such agreement by such officer to be conclusive evidence of the approval of the Board thereof and all matters relating thereto.

RESOLVED FURTHER: That the appropriate officers of the Company be, and each of them hereby is, authorized and directed, for and in the name and on behalf of the Company, to execute and deliver one or more certificates to the investors purchasing shares of Series C-1 Preferred Stock, and to execute and deliver instructions to the Transfer Agent to properly reflect the ownership of such Investor on the books and records of the Company.

RESOLVED FURTHER: That the shares of Series C-1 Preferred Stock purchased pursuant to the Subscription Agreement shall be offered, sold and issued in reliance on an applicable exemption from registration provided by the Securities Act of 1933, as amended, and any applicable exemption under applicable state blue sky laws, and that each officer is hereby authorized and directed to execute and file any forms, certificates, notices or other documents necessary or appropriate pursuant to federal or state securities laws.

3.     Omnibus Resolutions

NOW THEREFORE, BE IT RESOLVED: That any of the appropriate officers of the Company be, and each of them hereby is, authorized: (i) to prepare, execute, deliver and perform, as the case may be, such agreements, amendments, applications, approvals, certificates, communications, consents, demands, directions, documents, further assurances, instruments, notices, orders, requests, resolutions, supplements or undertakings; (ii) to pay or cause to be paid on behalf of the Company any related costs and expenses; and (iii) to take such other actions, in the name and on behalf of the Company, as each such officer, in his discretion, shall deem necessary or advisable to complete and effect the foregoing transactions or to carry out the intent and purposes of the foregoing resolutions and the transactions contemplated thereby, the preparation, execution, delivery and performance of any such agreements, amendments, applications, approvals, certificates, communications, consents, demands, directions, documents, further assurances, instruments, notices, orders, requests, resolutions, supplements or undertakings, the payment of any such costs or expenses and the performance of any such other acts shall be conclusive evidence of the approval of the Board thereof and all matters relating thereto.

RESOLVED FURTHER: That all actions heretofore taken by the officers and directors of the Company with respect to the foregoing transactions and all other matters contemplated by the foregoing resolutions are hereby approved, adopted, ratified and confirmed.

(Signature page follows)

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IN WITNESS WHEREOF, the undersigned have executed this Action by Unanimous Written Consent of the Board of Directors as of the date first written above.

DIRECTORS

David Kaplan

Alexander Day

Ravi Lalchandani

William Spurgeon

Leland O’Connor

(Signature page to Board Consent)

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EXHIBIT A

CERTIFICATE OF AMENDMENT

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EXHIBIT B

SERIES C-1 PREFERRED STOCK SUBSCRIPTION AGREEMENT

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